Exhibit 99.1

Company Contact — Jim Dorsey
BioClinica, Inc.
267-757-3040

Trade Media — Beth Nestlerode Diccicco Battista Communications 484-342-3600

Investor Contact — Linda Decker
Financial Media — Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700
FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES FOURTH QUARTER AND YEAR END 2010 FINANCIAL RESULTS
— Conference Call Today at 11:00 A.M. EST —
NEWTOWN, PA, February 16, 2011 — BioClinica®, Inc. (NASDAQ: BIOC), a global provider of clinical trial services, today announced its financial results for the fourth quarter and year ended December 31, 2010.
Financial highlights for the quarter ended December 31, 2010 include:
•	Service revenues were $16.5 million as compared with $14.9 million for the same period 2009.

•	GAAP income from operations was $1.2 million as compared with $1.6 million for same period 2009.

•	GAAP net income was $831,000, or $0.05 per fully diluted share, as compared with $943,000, or $0.06 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $1.8 million as compared with $2.0 million for the same period 2009.

•	Non-GAAP net income was $1.2 million, or $0.08 per fully diluted share, as compared to $1.2 million, or $0.08 per fully diluted share, for the same period 2009.

•	Backlog was $110.7 million as compared with $98.7 million for the same period 2009.
Financial highlights for the year ended December 31, 2010 include:
•	Service revenues were $62.7 million as compared with $57.4 million for the same period 2009.

•	GAAP income from operations was $4.3 million as compared with $4.7 million for the same period 2009.

•	GAAP net income was $2.8 million, or $0.17 per fully diluted share, as compared with $3.0 million, or $0.20 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $6.8 million as compared with $7.1 million for the same period 2009.

•	Non-GAAP net income was $4.3 million, or $0.27 per fully diluted share, as compared with $4.5 million, or $0.30 per fully diluted share, for the same period 2009.
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Mark L. Weinstein, President and Chief Executive Officer of BioClinica said, “Our strategy to expand our suite of clinical trial solutions has proven to be successful in making us a stronger, more competitive company than ever before in our twenty-year history. During 2010 we fully integrated our acquisitions, strengthened our service offerings and launched several new products, while also making technological advances with respect to our existing services. This strategy is enabling us to attract new clients, both large and small, and to provide additional services to the more than 150 companies that we currently work with. There is a growing awareness that efficiencies need to be brought to the clinical trial process and we believe that with our current portfolio of products and services, we are very well-positioned to be part of the solution.”
Some of the highlights of BioClinica’s record year included:
•	New product launches —Trident, Optimizer, WebSend, WebView

•	Acquisition of TranSenda International

•	Several large multi-year enterprise agreements were signed with leading pharma companies, as described below:
•	GlaxoSmithKline is deploying our Trident IWR product across its Phase I-IV clinical trials.

•	Cephalon entered into an outsourcing agreement with us for clinical trial technology and support services to centralize and streamline its clinical data management operations.

•	We entered into an agreement with another top 10 pharmaceutical client to utilize our BioClinica Optimizer product, making this the sixth of the top 10 pharma companies utilizing this product.

•	We entered into an agreement with another top 10 pharmaceutical client to use our BioClinica Express product with full data management services on approximately 200 studies per year.
•	We hired a Chief Technology Officer and realigned our technology resources to ensure that all of our technology offerings are “best in class” and to ensure that we continue to move towards truly unified clinical trial solutions.
In December 2010 the Board of Directors authorized a share repurchase program of up to $2.0 million of the Company’s common stock over the next eighteen months. During December 2010, we purchased 3,500 shares at an average purchase price of $4.62 per share.
Mr. Weinstein continued, “The launch of our BioPacs imaging management system and the release of our integrated BioRead image review software further enhances the quality of our imaging corelab service offering and has enabled us to gain efficiencies by better utilizing resources across our U.S. and European operations. As a result, in 2011, we are realigning our global resources to eliminate certain duplicate functions and expect to take a total restructuring charge, primarily comprised of severance and facility restructuring costs, of $1.6 million, or $0.06 per fully diluted share, with half to be incurred in the first quarter and the other half to be incurred during the second and third quarters of this year. When fully implemented we expect annual operating savings achieved to benefit earnings per diluted share by $0.05 per share.
Mr. Weinstein concluded, “Our backlog of $110.7 million, which is a 12 percent increase from last year, is a good indicator that we are being successful in converting our strong proposal pipeline into contracts. With our strengthened suite of services, the increased level of proposal activity and our improved backlog, we expect our full year 2011 service revenue to be in the range of $66 to $70 million, our full-year GAAP EPS, including a restructuring charge of $0.06 per share, to be in the range of $0.16 to $0.21 per share, and our full-year non-GAAP EPS to be in the range of $0.30 to $0.35 per share.”
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Conference Call Information
Management of BioClinica, Inc. will host a conference today at 11:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 360; Replay ID# 365105. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
Non-GAAP Financial Information
BioClinica is providing information on 2010 and 2009 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, Microsoft Office-Smart clinical trial management, and clinical supply chain forecasting and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 20 years of experience and over 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.
— FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09
Service revenues	16,466	14,851	62,714	57,393
Reimbursement revenues	3,061	5,366	12,474	15,330

Total revenues	$19,527	$20,217	$75,188	$72,723

Costs and expenses:
Cost of service revenues	10,450	9,024	39,559	35,630
Cost of reimbursement revenues	3,061	5,366	12,474	15,330
Sales & marketing expenses	2,139	2,113	9,004	8,052
General & admin. expenses	2,389	1,871	8,446	7,414
Amortization of intangible assets related to acquisitions	165	145	638	489
Mergers & acquisition related costs	114	94	749	654
Restructuring costs	—	—	—	466

Total cost and expenses	18,318	18,613	70,870	68,035

Income from operations	1,209	1,604	4,318	4,688
Interest income (expense) — net	—	(3)	11	28

Income before income tax	1,209	1,601	4,329	4,716
Income tax provision	378	658	1,576	1,757

Net income	831	943	2,753	2,959

Basic earnings per share	$0.06	$0.07	$0.18	$0.21

Weighted average number of shares — basic	15,246	14,358	15,035	14,354

Diluted earnings per share	$0.05	$0.06	$0.17	$0.20

Weighted average number of shares — diluted	15,960	15,158	15,874	15,100
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BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09
GAAP income from operations	1,209	1,604	4,318	4,688
Stock-based compensation*	289	161	1,080	760
Amortization of intangible assets related to acquisitions	165	145	638	489
Merger & acquisition related costs	114	94	749	654
Restructuring charges	—	—	—	466

Non-GAAP income from operations	1,777	2,004	6,785	7,057

GAAP net income	831	943	2,753	2,959
Stock-based compensation, net of taxes	199	91	687	480
Amortization of intangible assets related to acquisitions, net of taxes	113	85	406	309
M&A related cost, net of taxes	78	49	476	413
Restructuring charges, net of taxes	—	—	—	295

Non-GAAP net income (2)	1,221	1,168	4,322	4,456

GAAP diluted earnings per share	$0.05	$0.06	$0.17	$0.20

Non-GAAP diluted earnings per share	$0.08	$0.08	$0.27	$0.30

*	Stock based compensation included in total costs and expenses is as follows:

Cost of service revenues	202	127	750	598
Sales and marketing expenses	41	17	171	81
General and admin. expenses	46	17	159	81

Total stock-based compensation	289	161	1,080	760

(1)	This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three months and year ended December 31, 2010 and 2009. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

(2)	The effective tax rate used for fiscal 2010 is 36.4%
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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$10,443	$14,570
Accounts receivable, net	11,866	10,966
Prepaid expenses and other current assets	2,427	1,869
Deferred income taxes	4,011	3,370

Total current assets	28,747	30,775
Property & equipment, net	14,029	9,040
Intangibles, net	2,430	1,969
Goodwill	34,327	32,933
Deferred income taxes	1,358	—
Other assets	705	620

Total assets	$81,596	$75,337

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,983	$3,899
Accrued expenses and other current liabilities	4,283	4,134
Deferred revenue	13,395	14,256
Deferred income tax	411	—
Current liability for acquisition earn-out	—	1,184
Current maturities of capital lease obligations	168	—

Total current liabilities	20,240	23,473
Long-term liability for acquisition earn-out	1,886	1,657
Long-term maturities of capital lease Obligations	710	—
Deferred income taxes	3,001	1,167
Other liability	880	505

Total liabilities	26,717	26,802

Stockholders’ equity:
Common stock	4	4
Treasury stock	(16)	—
Additional paid-in capital	48,074	43,104
Contingent consideration	—	1,309
Retained earnings	6,792	4,039
Accumulated other comprehensive income	25	79

Total stockholders’ equity	54,879	48,535

Total liabilities & stockholders’ equity	$81,596	$75,337

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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Year Ended
	12/31/10	12/31/09
Cash flows from operating activities:
Net income	2,753	2,959
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	3,452	2,711
Stock based compensation expense	1,080	760
Provision for deferred income taxes	348	336
Bad debt (recovery) expense	(9)	93
Accretion of acquisition earn-out	302	94
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(682)	1,802
(Increase) decrease in prepaid expenses and other current assets	(620)	447
Decrease in other assets	(67)	(30)
(Decrease) increase in accounts payable	(1,848)	403
Decrease in accrued expenses and other current liabilities	(195)	(1,100)
Decrease in deferred revenue	(855)	(852)
Increase (decrease) in other liabilities	388	(71)

Net cash provided by operating activities	$4,047	$7,552

Cash flows from investing activities:
Purchases of property and equipment	(2,981)	(2,763)
Capitalized software development costs	(4,212)	(1,806)
Net cash paid for acquisitions, net of cash acquired	—	(3,144)
Net cash paid for acquisition earn-out	(1,257)	—
Net cash received for sale of assets of discontinued operations	—	500

Net cash used in investing activities	$(8,450)	$(7,213)

Cash flows from financing activities:
Proceeds from sale/leaseback	195	—
Payments under equipment lease obligations	—	(118)
Purchase of treasury stock	(15)	—
Proceeds from exercise of stock options	67	31
Excess tax benefit related to stock options	46	44

Net cash provided by (used in) financing activities	$293	$(43)

Effect of exchange rate changes on cash	(17)	9

Net (decrease) increase in cash and cash equivalents	(4,127)	305
Cash and cash equivalents at beginning of period	14,570	14,265

Cash and cash equivalents at end of period	$10,443	$14,570

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